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                                                                     EXHIBIT 4.6

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR UNDER ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT OR SUCH LAWS AND THE RULES AND REGULATIONS THEREUNDER

                      WARRANT TO PURCHASE SHARES OF COMMON
                     STOCK OF AMPERSAND MEDICAL CORPORATION

WARRANT NO.  1 -- R.D.                                        DATED:____________

     This certifies that Richard D. Doermer (the "HOLDER") for value received, is entitled, subject to the terms set forth below to purchase from AMPERSAND MEDICAL CORPORATION, a Delaware corporation (the "COMPANY"), ninety-six thousand two hundred and fifty (96,250) fully paid and nonassessable shares (the "WARRANT SHARES") of the Company's Common Stock, par value $0.001 per share (the "STOCK") at a price of sixteen cents ($0.16) per share (the "STOCK PURCHASE PRICE") at any time but not earlier than the Commencement Date (as defined below) or later than 5:00 pm (New York Time) on the Expiration Date (as defined below), upon surrender to the Company at its principal office at 414 N. Orleans St.. Suite 510, Chicago, Illinois 60610, Attention: President (or at such other location as the Company may advise Holder in writing) of this Warrant properly endorsed with the form of Exercise Notice attached hereto duly completed and signed upon payment in cash or cashier's check of the aggregate Stock Purchase Price for the number of shares for which this Warrant is being exercised determined in accordance with the provisions hereof. The Stock Purchase Price and the number of Warrant Shares purchasable hereunder are subject to adjustment as provided in
Section 3 of this Warrant. This Warrant and all rights hereunder to the extent not exercised in the manner set forth herein shall terminate and become null and void on the Expiration Date (as defined below). "COMMENCEMENT DATE" shall mean the date of this Warrant. Expiration date shall mean the third anniversary of the Commencement Date.

     This Warrant is subject to the following terms and conditions:

     1.   EXERCISE; ISSUANCE OF CERTIFICATES PAYMENT FOR WARRANT SHARES

          (a) This Warrant is exercisable by payment of the Stock Purchase Price by cash payment, certified check or wire transfer, in the manner set forth above at the option of Holder at any time but not earlier than the Commencement Date or later than 5:00 p.m. (New York Time) on the Expiration Date for all or a portion of the shares of Stock subject to this Warrant. The Company agrees that the Warrant Shares purchased under this Warrant shall be and are deemed to be issued to Holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares (unless the Conversion Right is exercised). Subject to the provisions of Section 2, certificates for the Warrant Shares so purchased shall be delivered to holder by the Company's transfer agent at the Company's



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expense within a reasonable time after the rights represented by this Warrant have been exercised. The stock certificate(s) so delivered shall be in such denominations of Stock requested by Holder and shall be registered in the name of the Holder or such other name as shall be designated by the Holder, subject to the limitations contained in Section 2. If, upon exercise of this Warrant, fewer than all of the shares of Stock evidenced by this Warrant are purchased prior to the Expiration Date of this Warrant, one or more new warrants substantially in the form of, and on the terms of, this Warrant will be issued for the remaining number of shares of Stock not purchased upon exercise of this Warrant.


          (b) In lieu of the payment of the Stock Purchase Price, the Holder may require the Company to convert this Warrant into shares of Stock (the "CONVERSION RIGHT") as provided for in this SECTION 1(b). Upon exercise of the Conversion Right, the Company shall deliver to the Holder (without payment by the Holder of any of the Stock Purchase Price) that number of shares of Stock equal to the quotient obtained by dividing (x) the value of the Warrant at the time the Conversion Right is exercised (determined by subtracting the aggregate Stock Purchase Price in effect immediately prior to the exercise of the Conversion Right from the aggregate Market Value (as defined in SECTION 1(d) below), for the Warrant Shares immediately prior to the exercise of the Conversion Right) by (y) the Market Value.

          (c) The Conversion Right may be exercised by the Holder by delivering the Warrant Certificate with a duly executed Exercise Notice in the form attached hereto with the conversion section completed to the Company.

          (d) For the sole purpose of determining the number of Warrant Shares which shall be delivered to the Holder by the Company pursuant to the Conversion Right as set forth in SECTION 1(b) above, "Market Value") shall mean the average daily closing price of a share of the Stock as listed on the exchange or quotation system of which the Stock may then be listed for the ten (10) consecutive days of trading ending on the third business day immediately preceding the date of exercise of such Conversion Right, or in the event the Stock is not then publicly traded, the Market Value shall be determined in good faith by the Company and the Holder.

     2. SHARES TO BE FULLY PAID; RESERVATION OF SHARES. The Company covenants and agrees that the Warrant Shares will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable and free from all preemptive rights of any stockholder and free of all taxes (other than income taxes, which may be applicable to Holder, liens and charges with respect to the issue thereof. The Company covenants that it will reserve and keep available a sufficient number of shares of its authorized but unissued Stock for such exercise. The Company will take all such reasonable action as may be necessary to assure that such shares of Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any domestic securities exchange or automated quotation system upon which the Stock may be listed.

     3. ADJUSTMENT OF STOCK PURCHASE PRICE PAID NUMBER OF SHARES. The Stock Purchase Price and the number of shares purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events described in this



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SECTION 3.

     3.1 SUBDIVISION OR CONTINUATION OF STOCK AND STOCK DIVIDEND. In case the Company shall at any time subdivide its outstanding shares of Stock into a greater number of shares or declare a dividend upon its Stock payable solely in shares of Stock, the Stock Purchase Price in effect immediately prior to such subdivision or declaration shall be proportionately reduced, and the number of shares issuable upon exercise of the Warrant shall be proportionately increased. Conversely, in case the outstanding shares of Stock of the Company shall be combined into a smaller number of shares the Stock Purchase Price in effect immediately prior to such combination shall he proportionately increased and the number of shares issuable upon exercise of the Warrant shall be proportionately reduced.

     3.2 NOTICE OF ADJUSTMENT. Promptly after adjustment of the Stock Purchase Price or any increase or decrease in the number of shares purchasable upon the exercise of this Warrant, the Company shall give written notice thereof: by first class mail, postage prepaid, addressed to the Holder at the address of the Holder as shown on the books of the Company (the notice shall be signed by an authorized officer of the Company and shall state the effective date of the adjustment and the Stock Purchase Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.


     3.3 CHANGES IN STOCK. In case at any time prior to the Expiration Date, the Company shall be a party to any transaction (including, without limitation, a merger, consolidation, sale of all or substantially all of the Company's assets or recapitalization of the Stock) in which the previously outstanding Stock shall be changed into or exchanged for different securities of the Company or common stock or other securities of another corporation or interests in a noncorporate entity or other property (including cash) or the Company shall make a distribution on its shares, other than regular cash dividends on its outstanding stock, or any combination of any of the foregoing (each such transaction being herein called the "TRANSACTION" and the date of consummation of the Transaction being herein called the "CONSUMMATION DATE"), then, as a condition of the consummation of the Transaction, lawful and adequate provisions shall be made so that each Holder, upon the exercise hereof at any time on or after the Consummation Date, shall be entitled to receive, and this Warrant shall thereafter represent the right to receive, in lieu of the Stock issuable upon such exercise prior to the Consummation Date, the highest amount of securities or other property to which the Holder would actually have been entitled as a stockholder upon the consummation of the Transaction if the Holder had exercised such Warrant immediately prior thereto. The provisions of this
SECTION 3.3 shall similarly apply to successive Transactions.

     4-   INVESTMENT REPRESENTATIONS.

          By receipt of this Warrant, and by its execution the Holder represents to the Company the following:

          (a) the Holder understands that this Warrant and any Stock purchased upon its exercise are securities, the issuance of which requires compliance with Federal and state



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securities laws, and

          (h) the Holder is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire this Warrant; and

          (c) the Holder is acquiring this Warrant for investment for the Holder's own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act of 1933, as amended (the "ACT"), and

          (c) the Holder acknowledges and understands that the securities constitute "restricted securities" under the Act and must be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available.

     5. ISSUE TAX. The issuance of certificates for shares of Stock upon the exercise of the Warrant shall be made without charge to the holder of the Warrant for any issue tax in respect thereof; provided, however, that the Company shall not be required to pay any tax which may he payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the then holder of the Warrant being exercised.

     6. NO VOTING OR DIVIDEND RIGHTS; LIMITATION OF LIABILITY. Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof the right to vote or to consent or to receive notice as a stockholder in respect of meetings of stockholders for the election of directors of the Company or any other matters or any rights whatsoever as a stockholder of the Company in addition if the Holder of the Warrant does not exercise this Warrant or convert this Warrant pursuant to SECTION 1(b) above prior to the occurrence of an event described above, except as provided in SECTION 3.1 AND 3.5, the Holder shall not be entitled to receive the benefits accruing to existing holders of the Stock pursuant to such event. No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised. No provisions hereof in the absence of affirmative action by the Holder to purchase shares of Stock, and no mere enumeration herein of the rights or privileges of the Holder hereof shall give rise to any liability of the Holder for the Stock Purchase Price or as a stockholder of the Company whether such liability is asserted by the Company or by its creditors.

     7. RESTRICTIONS ON TRANSFERABILITY OF SECURITIES; COMPLIANCE WITH SECURITIES ACT; REGISTRATION RIGHTS.

     7.1 RESTRICTIONS ON TRANSFERABILITY. This Warrant and the Warrant Shares shall not be transferable in the absence of the effectiveness of a registration statement with respect to such securities under the Act, or an exemption therefrom. This Warrant and the Warrant Shares may be transferred in any manner in compliance with applicable law.

     7.2 RESTRICTIVE LEGEND. In the absence of the effectiveness of registration under the Act or an exemption therefrom as contemplated by SECTION 7.1, each certificate representing the



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Warrant Shares or any other securities issued in respect to the Warrant Shares upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall be stamped or otherwise imprinted with a legend substantially IN the following form (in addition to any legend required under applicable state securities laws):

          THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("ACT"), NOR UNDER ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT OR SUCH LAWS AND THE RULES AND REGULATIONS THEREUNDER.

     7.3 REGISTRATION RIGHTS. Should a Holder exercise his rights, in whole or in part, to purchase Warrant Shares, and provided that more than one year has elapsed from the date of issuance of this Warrant then the Company shall honor a request to register such Warrant Shares pursuant to a filing under the Act, to the extent requisite to permit the sale by such holder of such Warrant Shares. The Company shall make such filing in timely fashion, but in no case more than 30 days from the time of such request. Any expenses relating to such filing shall be paid by the Company. Should the Company fail to make such filing within a 30 day period from the time of such request, the Company shall be obligated to purchase such Warrant Shares for a cash payment per Warrant Share equal to the difference between the Exercise Price and average closing price of the Common Stock during the 30 calendar days immediately following Holder's request to register the Warrant Shares.

     8. MODIFICATION AND WAIVER. Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

     9. NOTICES. Any notice, request or other document required or permitted to be given or delivered to the holder hereof or the Company shall be delivered or shall be sent by certified or registered mail postage prepaid, to each the Holder at its address as shown on the books of the Company or to the Company at the address indicated therefore in the first paragraph of this Warrant.

     10   DESCRIPTIVE HEADINGS AND GOVERNING LAW. The descriptive headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by the laws of the State of Illinois without reference to the principles of conflicts of laws.




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     11.   LOST WARRANTS OF STOCK CERTIFICATES. The Company represents and warrants to the Holder that upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant or stock certificate representing the Warrant Shares and in the case of any such loss, theft, destruction or mutilation, upon receipt of an indemnity and, if requested, bond reasonably satisfactory to the Company, or in the case of any such mutilation, upon surrender and cancellation of such Warrant or stock certificate, the Company at its expense will make and deliver a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

     12. FRACTIONAL SHARES. No fractional shares shall be issued upon exercise of this Warrant. The Company shall, in lieu of issuing any fractional share pay the holder entitled to such fraction a sum in cash equal to the fair market value of any such fractional interest as it shall appear on the public market, or if there is no public market for such shares, then as shall be reasonably determined by the Company.

                                  * * * * * * *

     IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer, thereunto duly authorized as of the date first written above.

                                     AMPERSAND MEDICAL CORPORATION



                                     By: ____________________________________
                                         Name:
                                         Title:





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                             FORM OF EXERCISE NOTICE

                           (To be signed and delivered
                            upon exercise of Warrant)


AMPERSAND MEDICAL CORPORATION
414 N Orleans St., Suite 510
Chicago, Illinois 60610



     The undersigned, the holder of the within Warrant (Warrant Certificate Number 1 -- R.D.), hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, ______________ shares of Common Stock, par value $0.001 per share (the "STOCK"), of AMPERSAND MEDICAL CORPORATION (the "COMPANY"), and subject to the following paragraph, herewith makes payment of ______________ Dollars ($______) therefor and requests that the certificates for such shares be issued in the name of, and delivered to, ___________________________whose address is________________________________.

     The undersigned does/does not (circle one) request the exercise of the within Warrant pursuant to the "Conversion Right" set forth in SECTION 1(b) of the Warrant.



DATED:___________________


                                 _______________________________________________

                                 (Signature must conform in all respects to name of holder as specified on the face of the Warrant)

                                 _______________________________________________

                                 _______________________________________________
                                 (Address)


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